                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement         [ ]  Confidential, for use of the
[X]  Definitive proxy statement               Commission only (as permitted by
[ ]  Definitive additional materials          Rule 14a-6(e)(2))
[ ]  Soliciting material pursuant to Rule 14a-11(C)or Rule 14a-12


                            TYLER TECHNOLOGIES, INC.
        -----------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5) Total fee paid:

     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     ---------------------------------------------------------------------------
     (2) Form, schedule or registration statement number:

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     (3) Filing party:

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     (4) Date filed:

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

                           [TYLER TECHNOLOGIES, INC.]

                                                           April 4, 2002



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 9, 2002, at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, commencing at 10:00 a.m. At this meeting you will be asked to select seven directors for the ensuing year and to approve a proposal to amend the Company's stock option plan increasing the number of shares subject to the plan.

     It is important that your shares be represented at the meeting whether or not you are personally in attendance, and I urge you to sign, date, and return the enclosed proxy at your earliest convenience.



                                          Yours very truly,

                                          /s/ John M. Yeaman
                                          --------------------------------------
                                          JOHN M. YEAMAN
                                          President and Chief Executive Officer

                            TYLER TECHNOLOGIES, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 9, 2002


TO THE STOCKHOLDERS OF TYLER TECHNOLOGIES INC.:


     Tyler Technologies, Inc. ("Tyler" or the "Company") will hold its annual meeting of stockholders (the "Annual Meeting") at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, on Thursday, May 9, 2002, at 10:00 a.m., Dallas time, for the following purposes:

     (1) to elect seven directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

     (2) to consider and vote upon a proposal to amend the Tyler Technologies, Inc. Stock Option Plan (the "Tyler Option Plan") to increase the number of shares of Tyler common stock subject to the Tyler Option Plan from 5,500,000 to 6,500,000; and

     (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225, for the ten-day period immediately before the Annual Meeting.

     Please date and sign the enclosed proxy card and return it promptly in the enclosed envelope. No postage is required if the proxy card is mailed in the United States. Prompt response by our stockholders will reduce the time and expense of solicitation.

     The enclosed 2001 Annual Report does not form any part of the proxy solicitation material.

Dallas, Texas                     By Order of the Board of Directors
April 4, 2002


                                  /s/ H. Lynn Moore, Jr.
                                  --------------------------------------
                                  H. Lynn Moore, Jr.
                                  Vice President, General Counsel, and Secretary

                              THE ANNUAL MEETING


Place, Date, and Time

     The Annual Meeting will be held at the Park Cities Hilton Hotel, 5954 Luther Lane, Dallas, Texas on Thursday, May 9, 2002, at 10:00 a.m., Dallas time.


Matters to be Considered

     At the Annual Meeting, the stockholders of Tyler will be asked to consider and vote upon proposals to: (i) elect a board of directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) amend the Tyler Option Plan increasing the number of shares of Company common stock, $.01 par value per share ("Common Stock"), subject to issuance under the Tyler Option Plan from 5,500,000 to 6,500,000; and (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders of the Company will be asked to elect a board of seven directors. The nominees for director are John S. Marr, Jr., Ben T. Morris, G. Stuart Reeves, Michael D. Richards, Glenn A. Smith, John
D. Woolf, and John M. Yeaman. Each of the nominees (other than John S. Marr, Jr. and Michael D. Richards) currently serves on the Company's Board of Directors (the "Tyler Board"). For more information regarding the nominees for director to the Tyler Board, see "Tyler Management -- Directors, Nominees for Director, and Executive Officers."

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the seven nominees for the Tyler Board as described herein. The proxies cannot be voted for more than seven nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Tyler Board may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

   THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

                                 PROPOSAL TWO

                       AMENDMENT TO THE TYLER OPTION PLAN

     At the Annual Meeting, the stockholders will also be asked to consider and vote upon a proposal to amend the Tyler Option Plan to increase the number of shares of Common Stock subject to the Tyler Option Plan from 5,500,000 to 6,500,000. The proposed amendment to the Tyler Option Plan is intended to enable the Company to provide additional incentives to selected key employees of the Company and its subsidiaries whose substantial contributions are important to the continued growth and profitability of the Company's business. Copies of the Tyler Option Plan are available from the Company upon request.

     Purpose of the Tyler Option Plan. Stock options are designed to strengthen the commitment of selected key employees, directors, and consultants to the Company, its subsidiaries and its stockholders, to motivate those individuals to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to the long-term growth and profitability of the Company. The Company believes this can best be accomplished by tying a portion of compensation to appreciation in the market value of the Company's Common Stock so that the management and key employees of the Company and its subsidiaries and non-employee directors and consultants are rewarded only if the value of the stockholders' investment in the Company has appreciated.

     Description of the Tyler Option Plan. The Tyler Option Plan is designed to permit the appropriate administering committee to grant options to key employees, directors, and consultants of the Company or its subsidiaries to purchase shares of Common Stock. The Tyler Option Plan requires that the purchase price under each incentive stock option will not be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. The fair market value per share is the reported closing price of the Common Stock on the New York Stock Exchange on the date of the grant of the option, or if no sale of Common Stock shall have been reported on such date of grant, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee of the Tyler Board grants options to eligible individuals, determines the purchase price and option period at the time the option is granted, and administers and interprets the Tyler Option Plan. The Compensation Committee of the Tyler Board grants options and administers the Tyler Option Plan with respect to officers of the Company and the entire Tyler Board grants options and administers the Tyler Option Plan with respect to directors of the Company. Options may be exercised in annual installments as specified by the administering committee or, if applicable, the Tyler Board. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The Tyler Option Plan contains provisions governing "Changes of Control", as defined therein, including accelerated vesting of options under certain circumstances.

     The exercise price of options is paid in cash or by check at the time of exercise or, if the option agreement allows and if approved by the administering committee or, if applicable, the Tyler Board, by the tender of Common Stock owned by the optionee in lieu of cash payment of the option price, or through a combination thereof; provided that such shares either (i) have been owned by the optionee for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933 or
(ii) were obtained by the optionee in the public market (hereunder referred to as "Qualifying Shares"). If the option is exercised by tendering Qualifying Shares, the number of shares tendered shall be determined by the fair market value per share of the Common Stock on the date of the exercise, as determined by the Company. An option agreement may also provide that the exercise price of an option may be paid through the cashless exercise method whereby the optionee authorizes a broker designated by the Company to sell a specified number of the shares of Common Stock to be acquired by the optionee on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the option, plus any transaction costs. The remainder of the shares not sold will be delivered to the optionee. Shares of Common Stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares.

     Unless sooner terminated by action of the Tyler Board, the Tyler Option Plan will terminate on May 11, 2010, and no options may thereafter be granted under the Tyler Option Plan. The Tyler Option Plan may be amended, altered, or discontinued by the Tyler Board without the approval of the stockholders, except that any amendment to change the individuals or class of individuals who are eligible to receive options or the aggregate number of shares that may be issued under options shall be submitted to the stockholders for approval. The administering committee or, if applicable, the Tyler Board, however, may make appropriate adjustments in the number of shares covered by the Tyler Option Plan, the number of shares subject to outstanding options, and the option prices to reflect any stock dividend, stock split, share combination, or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction of or by the Company.

     Incentive stock options and nonqualified stock options may be granted under the Tyler Option Plan to key employees of the Company or its subsidiaries. Key employees are defined in the Tyler Option Plan to be those employees whose performance and responsibilities are determined by the appropriate administering committee to have a direct and significant effect on the success of the Company and its subsidiaries. Directors who are not employees of the Company or one of its subsidiaries, as well as consultants, are eligible for the grant of nonqualified stock options. Additional options may be granted to persons to whom options have previously been granted. There is no restriction in the Tyler Option Plan on the maximum or minimum number of shares of Common Stock covered by options that may be granted to any person.

     Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options are options that do not meet the requirements of
Section 422 of the Code. No incentive stock option, however, may be granted under the Tyler Option Plan to an employee who owns more than 10% of the voting power of all classes of securities of the Company or its parent or subsidiaries unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

     The administering committee or, if applicable, the Tyler Board may provide for termination of options granted under the Tyler Option Plan in case of termination of employment, directorship, consultant relationship, dishonesty, or any other reason the appropriate committee or, if applicable, the Tyler Board determines. If an option under the Tyler Option Plan expires or terminates before it has been exercised in full, the shares of Common Stock allocable to the unexercised portion of that option may be made the subject of future grants of options under the Tyler Option Plan. Upon termination of the employment, directorship, or consultant relationship of an optionee holding an option under the Tyler Option Plan, his option is exercisable for a period of 30 days after termination, and thereafter his option terminates. If the optionee dies or becomes disabled before the termination of his right to exercise his option, the legal representatives of his estate, or the optionee in the event of his disability, may exercise his option provided the option is exercised prior to the date of expiration of the option period or one year from the date of the optionee's death or disability, whichever first occurs, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death, disability or other termination. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by him.

     Tax Status of Options. An optionee has no taxable income, and the Company is not entitled to a deduction, at the time of the grant of an option. All stock options that qualify under the rules of Section 422 of the Code will be entitled to "incentive stock option" treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted or within one year after the exercise. In addition, the individual must have been an employee of the Company or one of its subsidiaries (or their predecessors) for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met any gain upon sale of the stock will be entitled to capital gain treatment. The employee's gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), tax will be imposed at the time of sale of the stock. In such event, the employee's gain on exercise of the incentive stock option will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired Common Stock on the date of exercise of the incentive stock option exceeds the aggregate exercise price paid for that Common Stock, and the Company will be entitled to a corresponding deduction at the time of sale. If the amount realized on the disqualifying disposition is less than the fair market value of the Common Stock on the date of exercise of the incentive stock option, the total amount includable in optionee's gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.

     An optionee, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. The exercise of a nonqualified stock option entitles the Company to a tax deduction in the same amount as is includable in the income of the optionee for the year in which the exercise occurred. Any gain or loss realized by an optionee on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to the Company.

     Different tax consequences may result from stock-for-stock and cashless exercises of options.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE TYLER OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

   THE TYLER BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE TYLER OPTION PLAN.


Record Date and Voting

     Only holders of record of Common Stock on March 22, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were issued and outstanding 47,599,164 shares of Common Stock on the Record Date. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Tyler on the Record Date on any matter submitted to a vote of the Company's stockholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders to determine total number of votes cast. Abstentions are not counted as votes for or against any proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.


Vote Required

     The affirmative vote of the holders of shares of Common Stock, having a plurality of the voting power of the Company, in person or by proxy, is required to elect directors. The affirmative vote of the holders of shares of Common Stock, having a majority of the voting power of the shares actually voted at the Annual Meeting, is required to approve the amendment to the Tyler Option Plan.


Proxy Solicitation, Revocation, and Expense

     The accompanying proxy is being solicited on behalf of the Tyler Board. All proxies that are properly completed, signed, and returned prior to the Annual Meeting will be voted as indicated on the proxy. If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by (i) filing a written notice of revocation received by the person or persons named therein, (ii) the stockholder attending the Annual Meeting and voting the shares covered thereby in person, or (iii) delivering another duly executed proxy dated subsequent to the date thereof to the addressee named in the enclosed proxy.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of each of the proposals considered and of each of the nominees for director named therein.

     The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. The Company may also engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The Company estimates that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses.

Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                TYLER MANAGEMENT

Directors, Nominees for Director, and Executive Officers

     The following is a brief description of each director, nominee for director, and executive officer of the Company. Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Executive officers are elected by the Tyler Board at its annual meeting and hold office until its next annual meeting or until their successors are elected and qualified.

Directors, Nominees for Director, and Executive Officers of Tyler

Name/Age                          Present Position                  Served Since
--------                          ----------------                  ------------
John M. Yeaman, 61 ............   Chief Executive Officer               2000
                                  President                             1998
                                  Director                              1999
Ben T. Morris, 56 .............   Director                              2001
G. Stuart Reeves, 62 ..........   Director                              2001
Glenn A. Smith, 48 ............   Director                              2001
John D. Woolf, 57 .............   Director                              2001
John S. Marr, Jr., 42 .........   Nominee for Director                    --
Michael D. Richards, 51 .......   Nominee for Director                    --
Theodore T. Bathurst, 52 ......   Vice President and Chief              1998
                                  Financial Officer
Brian K. Miller, 43 ...........   Vice President -- Finance             1999
                                  Treasurer                             1997
H. Lynn Moore, Jr., 34 ........   Vice President and Secretary          2000
                                  General Counsel                       1998

Business Experience of Directors, Nominees for Director, and Executive Officers

     John M. Yeaman is President and Chief Executive Officer of the Company, a position he has held since April 2002. From March 2000 until April 2002, Mr. Yeaman was President and Co-Chief Executive Officer of the Company, and from December 1998 until March 2000, Mr. Yeaman was President and Chief Executive Officer of the Company. Mr. Yeaman was elected to the Tyler Board in February 1999. Mr. Yeaman is currently a member of the Executive Committee of the Tyler Board. Mr. Yeaman was previously employed by Electronic Data Systems Corporation ("EDS"), where he served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Prior to that position, Mr. Yeaman had been associated with EDS since 1980. Mr. Yeaman began his career with Eastman Kodak Company. Mr. Yeaman also serves on the Board of Directors of Park Cities Bank in Dallas, Texas.

     Ben T. Morris has served as a director of the Company since June 2001. Mr. Morris is currently a member of the Audit Committee of the Tyler Board. In 1987, Mr. Morris co-founded Sanders Morris Harris ("SMH"), a full service investment banking, money management, and principal investor organization based in Houston, Texas, where he has served as its President and Chief Executive Officer since 1996, and from 1987 to 1996, he served as its Executive Vice President and Director of Investment Banking. From 1980 to 1986, Mr. Morris served as Chief Operating Officer of Tatham Corporation, a corporation principally engaged in the transportation and marketing of natural gas. From 1973 to 1980, Mr. Morris served in various executive capacities, including President and Chief Financial Officer, of Mid American Oil and Gas Inc., a company engaged in the business of oil and gas exploration and transportation. Prior to 1973, Mr. Morris was an accountant with Price Waterhouse & Co. Mr. Morris also serves as a director of Sanders Morris Harris Group, the parent corporation of SMH, Capital Title Group, and American Equity Investment Life Holding Company. Mr. Morris is a certified public accountant.

     G. Stuart Reeves has served as a director of the Company since June 2001. Mr. Reeves is currently the Chairman of the Audit Committee and a member of the Compensation Committee of the Tyler Board. From 1967 to 1999, Mr. Reeves worked for EDS, a professional services company that offers its clients a portfolio of related systems worldwide within the broad categories of systems and technology services, business process management, management consulting, and electronic business. During his 32 years of service with EDS, Mr. Reeves held a variety of positions, including Executive Vice President, North and South America, from 1996 to 1999; Senior Vice President, Europe, Middle East, and Africa, from 1990 to 1996; Senior Vice President, Government Services Group, from 1988 to 1990; Corporate Vice President, Human Resources, from 1984 to 1988; Corporate Vice President, Financial Services Division, from 1979 to 1984; Project Sales Team Manager, from 1974 to 1979; and Systems Engineer and Sales Executive, from 1967 to 1974. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996. Mr. Reeves retired from EDS in 1999. Mr. Reeves also serves on the Board of Governors of Oklahoma State University Foundation and the Board of Directors of Park Cities Bank, Dallas, Texas.

     Glenn A. Smith has served as a director of the Company since June 2001. Mr. Smith is currently a member of the Executive Committee of the Tyler Board and serves as President of the Company's Justice and Courts Division. In 1981, Mr. Smith co-founded The Software Group, Inc. ("TSG"), which was acquired by the Company in 1998 and of which Mr. Smith serves as President. TSG develops and markets a wide range of software products and related services for county governments, with a focus on integrated judicial management and law enforcement systems. Prior to founding TSG, Mr. Smith was employed at Distributed Data Systems of Raleigh, North Carolina, in a software development project management capacity and, prior to that, at Texas Instruments Incorporated in Dallas, Texas as a software developer.

     John D. Woolf has served as a director of the Company since June 2001. Since August 2000, Mr. Woolf has served as a director and as Executive Vice President and Chief Financial Officer of eiStream, Inc., a holding company with operating subsidiaries that are engaged in providing business process management software and services in the areas of information management, process management, and enterprise workflow. From December 1999 until August 2000, Mr. Woolf served as Senior Vice President -- Administration of the Company. From 1994 until December 2000, Mr. Woolf also served as Executive Vice President and Chief Financial Officer of Business Resources Corporation, a former affiliate of the Company. From 1987 to 1994, Mr. Woolf served as a director and as Executive Vice President and Chief Financial Officer of American Title Group, Inc., the largest independently owned group of title insurance agencies and a title insurance underwriter operating in the State of Texas at that time. From 1984 to 1987, Mr. Woolf was Vice President -- Finance of Business Records Corporation, an affiliate of Cronus Industries, Inc., which was spun off from the Company in 1977. From 1979 to 1984, Mr. Woolf served as Vice President -- Finance of Holly Corporation, a publicly-owned company engaged in oil and gas refining, exploration, and production. From 1973 to 1979, Mr. Woolf served in various corporate staff and financial management positions with the Company. Prior to 1973, Mr. Woolf was engaged in auditing and tax services for Price Waterhouse & Co. Mr. Woolf is a certified public accountant.

     John S. Marr, Jr. has been nominated by the Tyler Board to serve as a director of the Company in 2002. Mr. Marr currently serves as President of the Company's Large City Financial Division. Mr. Marr began his career with MUNIS, Inc. ("MUNIS") in 1983, a company that was acquired by Tyler in 1998 and of which Mr. Marr has served as President since 1994. MUNIS develops and markets a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial and land management systems.

     Michael D. Richards has been nominated by the Tyler Board to serve as a director of the Company in 2002. Mr. Richards currently serves as the Chairman and Chief Executive Officer of Suburban Title, LLC d/b/a Reunion Title, an independent title insurance agency founded by Mr. Richards in September 2000 that operates in Dallas, Denton, Collin, Tarrant, and Rockwall Counties in Texas. From 1989 until September 2000, Mr. Richards served as President and Chief Executive Officer of American Title Company, Dallas, Texas, an affiliate of American Title Group, Inc., one of the largest title insurance underwriters in Texas during that time. From 1982 until 1989, Mr. Richards held various management positions with Hexter-Fair Title Company, Dallas, Texas, including President from 1988 until 1989. From

1974 until 1982, Mr. Richards worked for Stewart Title Guaranty Company, Dallas, Texas, during which time he held several key management positions including serving on its board of directors. Mr. Richards holds several positions with various associations, some of which include: Greater Dallas Chamber of Commerce, member of the Economic Development Advisory Council; Leukemia Society of America, Advisory Board Member; Greater Dallas Association of Realtors, Board Member; and Home Builders Association, Board Member.

     Theodore L. Bathurst has been Vice President and Chief Financial Officer of the Company since October 1998. Mr. Bathurst was previously an audit partner in the Dallas office of KPMG Peat Marwick LLP ("KPMG"), where he served as engagement partner on the accounts of a variety of information, communications, and technology companies. Mr. Bathurst was also designated by KPMG as a Securities and Exchange Commission ("SEC") partner responsible for the review of filings made by public companies with the SEC. Mr. Bathurst, a certified public accountant, serves as a board member of the Texas Society of CPAs.

     Brian K. Miller has been Vice President -- Finance and Treasurer of the Company since May 1999 and was Vice President -- Chief Accounting Officer and Treasurer of the Company from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. ("Metro"), a regional airline holding company. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. From March 1994 to November 1995, Mr. Miller also held the position of Vice President and Chief Financial Officer of Lone Star Airlines, a regional airline. Mr. Miller is a certified public accountant.

     H. Lynn Moore, Jr. has been General Counsel of the Company since September 1998 and has been Vice President and Secretary of the Company since October 2000. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas where he represented numerous publicly-held and privately-owned entities in various corporate and securities, finance, litigation, and other legal related matters. Mr. Moore is a member of the State Bar of Texas.

Committees and Meetings of the Tyler Board

     The business of the Company is managed under the Tyler Board. The Tyler Board meets periodically during the fiscal year to review significant developments affecting the Company and to act on matters requiring Tyler Board approval. The Tyler Board met seven times during 2001. Each member of the Tyler Board participated in at least 75% of all Tyler Board and committee meetings held during the portion of 2001 that he served as a director and/or committee member.

     The Tyler Board has established an Audit Committee, Compensation Committee, and Executive Committee to devote attention to specific subjects and to assist the Tyler Board in the discharge of its responsibilities. The functions of these committees are described below. The Company has no nominating committee; instead, the entire Tyler Board is responsible for selecting nominees for election as directors and executive officers.

     Audit Committee. During 2001, the Audit Committee was comprised of G. Stuart Reeves (Chairman), Ben T. Morris, and Ulrich Otto, each of whom is "independent" as defined by the New York Stock Exchange Listing Standards. The Audit Committee's duties include considering the independence of the independent auditors before the Company engages them; reviewing with the independent auditors the fee, scope, and timing of the audit; reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations and significant findings during the audit; reviewing the Company's financial statements and related regulatory filings with the independent auditors; and meeting periodically with the Company's management to discuss internal accounting and financial controls. The Audit Committee met four times during 2001. On May 11, 2000, the Tyler Board adopted the Tyler Audit Committee Charter, a copy of which may be obtained from the Company upon request. For more information on the Audit Committee's activities during 2001, see "Report of the Audit Committee."

     Compensation Committee. During 2001, the Compensation Committee was comprised of Ulrich Otto (Chairman), G. Stuart Reeves, and Louis A. Waters. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation, employee benefit plans, and other benefits paid to or provided for officers and directors of the Company. The Compensation Committee also approves annual salaries and bonuses for Company officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met once during 2001.


     Executive Committee. During 2001, the Executive Committee was comprised of Louis A. Waters (Chairman), Glenn A. Smith, and John M. Yeaman. The Executive Committee has authority, as delegated by the Tyler Board, to act for the Tyler Board, but may not commit the Company to an expenditure in excess of $10,000,000 without full Tyler Board approval. The Executive Committee meets periodically throughout the year.


     Mr. Waters resigned as Chairman of the Tyler Board in April 2002. Mr. Otto is not standing for re-election to the Tyler Board in 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms it has received during the year, the Company believes that during the year ended December 31, 2001, all the Company's directors, officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.


Security Ownership of Directors, Nominees for Director, Executive Officers, and Principal Stockholders

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of March 22, 2002 by (i) each of the "Named Executive Officers" (as defined in Regulation S-K of the Securities Act of 1933, as amended), (ii) each director or nominee for director of the Company, (iii) each beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all executive officers and directors of the Company as a group.

                                                     Amount and Nature        Percent
                                                             of                  of
Name and Address of Beneficial Owner (1)                 Ownership          Class (2)(3)
----------------------------------------                 ---------          ------------
William D. Oates
 2911 Turtle Creek Blvd., Suite 1100
 Dallas, Texas 75219 ..............................         7,751,000 (4)          16.28%
Ulrich Otto .......................................         3,383,600 (5)           7.11%
Louis A. Waters
 520 Post Oak Blvd, Suite 850
 Houston, Texas 77027 .............................         2,509,900 (6)           5.06%
John S. Marr, Jr. .................................         1,767,310 (7)           3.71%
Glenn A. Smith ....................................           960,905 (8)           2.02%
John M. Yeaman ....................................           682,184 (9)           1.43%
Ben T. Morris .....................................           389,980 (10)              *
Theodore L. Bathurst ..............................           185,000 (11)              *
John D. Woolf .....................................           150,000                   *
H. Lynn Moore, Jr. ................................           117,334 (12)              *
Brian K. Miller ...................................            76,000 (13)              *
G. Stuart Reeves ..................................            65,000                   *
Michael D. Richards ...............................            40,000                   *
Directors, nominees, and executive officers as a
 group (11 persons) ...............................         7,817,313 (14)         16.09%

----------
*     Less than one percent of the outstanding Common Stock.

(1) Unless otherwise noted herein, the address of each beneficial owner is the address of the Company's principal place of business located at 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(2) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole investment power with respect to such shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(3) Based on 47,599,164 shares of Common Stock issued and outstanding at March 22, 2002. Each owner's percentage is calculated by dividing (a) the number of shares beneficially held by such owner by (b) the sum of (i) 47,599,164 plus (ii) the number of shares such owner has the right to acquire within sixty days.

(4) Includes beneficial ownership of 1,600,000 shares of Common Stock over which Mr. Oates has sole voting power, but no investment power, pursuant to collateral pledge agreements securing payment for the sale of such shares.

(5) Includes beneficial ownership of 3,383,600 shares of Common Stock held in various investment entities in which Mr. Otto has sole voting and investment power.

(6) Includes beneficial ownership of 2,000,000 shares of Common Stock subject to a warrant issued to Richmond Partners, Ltd. at an exercise price of $2.50 per share. Mr. Waters is the sole general partner of Richmond and is deemed the beneficial owner of these shares.

(7) Includes beneficial ownership of (a) 469,700 shares of Common Stock held by a partnership in which Mr. Marr is the general partner and has sole voting power and investment power and (b) 33,334 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(8) Includes beneficial ownership of 33,334 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(9) Includes beneficial ownership of (a) 258,334 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option that are exercisable within sixty days and (b) 7,300 shares of Common Stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(10) Includes beneficial ownership of 333,380 shares of Common Stock subject to a warrant issued to SMH, of which Mr. Morris is President and Chief Executive Officer and is therefore deemed to have investment power over the shares.

(11) Includes beneficial ownership of 175,000 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(12) Includes beneficial ownership of 67,334 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(13) Includes beneficial ownership of 75,000 shares of Common Stock issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days.

(14) Includes 333,380 shares of Common Stock subject to warrants, 642,336 shares of Common Stock that are issuable upon the exercise of stock options granted pursuant to the Tyler Option Plan that are exercisable within sixty days, and 3,860,600 shares of Common Stock held in investment entities, partnerships, foundations, and other arrangements in which named persons have sole or shared voting and/or investment power. Mr. Waters resigned as Chairman of the Tyler Board in April 2002. Mr. Otto is not standing for re-election to the Tyler Board.

Executive Compensation


Summary Compensation Table


     The following table sets forth certain information regarding compensation paid for all services rendered to the Company and its subsidiaries in all capacities during fiscal years 2001, 2000, and 1999 by the Company's "Named Executive Officers" (as defined in Regulation S-K of the Securities Act of 1933, as amended) whose total annual salary and bonus earned during fiscal year 2001 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE




                                                  Annual Compensation                 Long-Term Compensation Awards
                                     ----------------------------------------------   -----------------------------
                                                                                                         Securities
                                                                         Other            Restricted     Underlying
                                                                        Annual              Stock         Options/    All Other
Name and Principal Position    Year      Salary          Bonus     Compensation (1)         Awards          SARs     Compensation
---------------------------   ------ --------------   -----------  ----------------   ----------------- ----------- -------------
Louis A. Waters                2001    $ 300,000       $210,000        $ --               $   --          $    --        $ --
 Chairman and Co-              2000      233,077(2)          --          --                   --               --          --
 Chief Executive               1999          --              --          --                   --               --          --
 Officer ....................
John M. Yeaman                 2001      225,000        157,500          --                   --          250,000          --
 President and Co-             2000      225,000             --          --                   --               --          --
 Chief Executive               1999      225,000        200,000          --                   --           25,000          --
 Officer (4) ................
Theodore L. Bathurst           2001      252,400         35,000          --                   --           60,000          --
 Vice President and            2000      252,400             --          --                   --               --          --
 Chief Financial               1999      252,400        125,000          --                   --           15,000          --
 Officer ....................
H. Lynn Moore, Jr.             2001      120,000        150,000          --               53,500 (3)      100,000          --
 Vice President,               2000      120,000         80,000          --                   --               --          --
 General Counsel,              1999      120,000         90,000          --                   --           10,000          --
 and Secretary ..............
Brian K. Miller                2001      162,400         56,840          --                   --           30,000          --
 Vice President --             2000      162,400          8,500          --                   --               --          --
 Finance ....................  1999      149,908         81,200          --                   --           25,000          --
Glenn A. Smith                 2001      200,000        174,441          --                   --          100,000          --
 President -- Justice          2000      200,000        120,000          --                   --               --          --
 & Courts Division ..........  1999      200,000        253,250          --                   --               --          --

----------
(1) Certain of the Company's executive officers receive personal benefits in addition to salary. The aggregate amount of the personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary for the named executive officer and therefore has been omitted.

(2) Mr. Waters was elected Co-Chief Executive Officer in March 2000. Mr. Waters resigned as Chairman of the Board and Co-Chief Executive Officer in April 2002.

(3) On April 4, 2001, Mr. Moore vested in 50,000 restricted shares of the Company's Common Stock with a market value of $1.07 per share.

(4)   Mr. Yeaman has been President and Chief Executive Officer since April
      2002.

Option Grants


     The following table sets forth certain information relating to stock option grants made by the Company to the Named Executive Officers during 2001.


                           OPTION/SAR GRANTS IN 2001

                                      Number of      Percent of Total
                                      Securities       Options/SARs
                                      Underlying        Granted to        Exercise                    Grant date
                                     Option/SARs       Employees in        Price       Expiration      Present
Name                                   Granted         Fiscal Year       Per Share        Date        Value $(1)
----                                -------------    ----------------   -----------    ----------     ----------
Louis A. Waters .................           --              --                --             --            --
John M. Yeaman(2) ...............      250,000              11%            $1.62         5/8/11         $1.22
Theodore L. Bathurst(3) .........       60,000               3%            $1.62         5/8/11         $1.22
H. Lynn Moore, Jr. (4) ..........      100,000               5%            $1.62         5/8/11         $1.22
Brian K. Miller(4) ..............       30,000               1%            $1.62         5/8/11         $1.22
Glenn A. Smith (4) ..............      100,000               5%            $1.62         5/8/11         $1.22

----------
(1) The present value was determined using the Black-Scholes option-pricing model and assuming an expected life of seven years and a dividend yield of $0, expected volatility of .78 and risk-free interest rate of 5%.

(2) Includes 61,732 options granted as incentive stock options (2 of which vest on 5/8/02, 2 of which vest on 5/8/03, and 61,728 of which vest on 5/8/04) and 188,268 options granted as non-qualified stock options (83,332 of which vest on 5/8/02, 83,331 of which vest on 5/8/03, and 21,605 of which vest on 5/8/04).

(3) Includes 20,006 options granted as incentive stock options (3 of which vest on 5/8/02, 3 of which vest on 5/8/03, and 20,000 of which vest on 5/8/04) and 39,994 options granted as non-qualified stock options (19,997 of which vest on each of 5/8/03 and 5/8/04).

(4) All are incentive stock options that vest in equal installments on the first, second, and third anniversary of the date of grant.


        Option/SAR Exercises During 2001 and Year-End Option/SAR Values

     The following table shows stock option exercises during 2001 by each of the "Named Executive Officers" and the value of unexercised options at December 31, 2001:

                                                                                            Value of Unexercised
                                                              Number of Unexercised             In-the-Money
                                                                 Options/SARs at               Options/SARs at
                                    Number                      December 31, 2001           December 31, 2001(1)
                                  of Shares      Value     ---------------------------   --------------------------
Name                              Exercised     Realized    Exercisable/Unexercisable     Exercisable/Unexercisable
----                             -----------   ---------   ---------------------------   --------------------------
Louis A. Waters ..............       --            --                  --                            --
John M. Yeaman ...............       --            --          175,000 / 350,000             $16,875 / $732,500
Theodore L. Bathurst .........       --            --          155,000 / 160,000             $ 3,375 / $175,800
H. Lynn Moore, Jr. ...........       --            --           34,000 / 116,000             $ 6,750 / $293,000
Brian K. Miller ..............       --            --           65,000 /  40,000             $16,875 / $ 87,900
Glenn A. Smith ...............       --            --               -- / 100,000             $    -- / $293,000

----------
(1)   Amount is based on a year-end market value of $4.55 per share.

Compensation of Directors

     Each non-employee director receives an annual fee of $15,000, plus $1,000 for each Tyler Board meeting and $500 for each committee meeting attended.

     The Tyler Board further approved discretionary grants of stock options to non-employee directors of the Tyler Board. On June 5, 2001, the Tyler Board granted options to purchase 20,000 shares of Company Common Stock to each of Ben T. Morris, Ulrich Otto, G. Stuart Reeves, and John D. Woolf at an exercise price of $2.65 per share, which options vest in equal installments on the first, second, and third anniversary of the date of grant.


Employment Contracts

     On October 7, 1998, the Company entered into an employment agreement with Theodore L. Bathurst, which provides that the Company pay Mr. Bathurst for his services as Vice President and Chief Financial Officer of the Company a salary of $250,000. Mr. Bathurst will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the Company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than cause, as specified in the agreement.

     On December 9, 1998, the Company entered into a five-year employment agreement with H. Lynn Moore, Jr., which provides that the Company pay Mr. Moore for his services as General Counsel of the Company annual compensation of $200,000 per year. Mr. Moore will participate in additional performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the Company. The agreement provides for a severance payment equal to the amount of compensation due for the remainder of the term of the agreement if he is terminated for any reason other than cause or upon a change in control of the Company.

     In December 1997, the Company entered into an employment agreement with Brian K. Miller, which provides that the Company pay Mr. Miller a salary of $140,000 for his services as Vice President -- Finance. In addition, Mr. Miller will participate in performance bonus or incentive compensation plans made available to comparable level employees of the Company and its subsidiaries and receive all employee benefits and prerequisites normally offered to the executive employees of the Company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than cause, as specified in the agreement.


Compensation Committee Interlocks and Insider Participation

     Members of the Compensation Committee of the Tyler Board during 2001 were Ulrich Otto (Chairman), G. Stuart Reeves, and Louis A. Waters. During 2001, Mr. Waters served as Chairman of the Board and Co-Chief Executive Officer of the Company


Report of the Compensation Committee of the Board of Directors on Executive
   Compensation

     The Compensation Committee, a committee of the Tyler Board, has the responsibility for final approval for all compensation to officers and directors of the Company, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below.

     The Company's personnel policy is to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, the Company may pay above-median compensation or provide stock ownership and stock option incentives to its executive officers. From time to time, salaries, bonuses, and other compensation of executive officers are evaluated by reference to nationwide comparisons for the industries in which the Company operates.

     A substantial portion of each executive officer's potential total compensation is in the form of bonuses and options. Annual bonuses vary significantly based on the Company's results and revenue growth, the achievement of strategic objectives of the Company, and each individual's contribution toward that performance. The Compensation Committee met once during 2001.


Chief Executive Officer Compensation

     Louis A. Waters was elected Co-Chief Executive Officer of the Company in March 2000. In 2001, Mr. Waters' cash compensation consisted of a base salary of $300,000 with a bonus equal to 70% of base salary. In determining Mr. Waters' cash compensation in 2001, the Compensation Committee considered several factors, including the Company's strategic goal of paying off its acquisition debt and strengthening its balance sheet, the Company's decision to focus its core business on its software systems and services segment, the Company's strategic goal of increasing profitability through a combination of sustained internal growth coupled with a reduction in expenses associated with such growth, the Company's continued development of premier technology, Mr. Waters' contributions to the achievement of these strategic initiatives, and the levels of compensation of chief executive officers of companies of similar size in similar industries. Mr. Waters resigned his position as Chairman and Co-Chief Executive Officer of the Company in April 2002.

     John M. Yeaman was elected President and Chief Executive Officer of the Company in December 1998, and in March 2000, Mr. Yeaman shared his Co-Chief Executive Officer duties with Mr. Waters. In 2001, Mr. Yeaman's cash compensation consisted of a base salary of $225,000 with a bonus equal to 70% of base salary. In addition, Mr. Yeaman was awarded a grant of options to acquire 250,000 shares of Company Common Stock. In determining Mr. Yeaman's cash compensation in 2001, the Compensation Committee considered several factors, including the Company's strategic goal to maintain its low levels of outstanding indebtedness, the Company's decision to focus its core business on its software systems and services segment, the Company's strategic goal of increasing profitability through a combination of sustained internal growth coupled with a reduction in expenses associated with such growth, the Company's continued development of premier technology, Mr. Yeaman's contributions to the achievement of these strategic initiatives, and the levels of compensation of chief executive officers of companies of similar size in similar industries. Mr. Yeaman became President and Chief Executive Officer of the Company in April 2002.

     This report is submitted by the Compensation Committee.

                                            Ulrich Otto, Chairman
                                            G. Stuart Reeves
                                            Louis A. Waters

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Tyler Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met four times during 2001.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Tyler Board (and the Tyler Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   This report is submitted by the Audit Committee.

                                            G. Stuart Reeves, Chairman
                                            Ben T. Morris
                                            Ulrich Otto

Stock Performance Chart


     The following chart compares the return on the Company's Common Stock for the last five years with the Standard and Poors ("S&P") 500 Index and the S&P 600 Information Technology Index. The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.


                             1996      1997      1998       1999      2000      2001
                             ----      ----      ----       ----      ----      ----
TYLER TECHNOLOGIES INC       100      293.33    326.67     293.33     90.00    242.67
S&P 500 INDEX                100      133.36    171.48     207.56    188.66    166.24
SP600 INFORMATION TECH       100      103.12    102.79     174.28    124.16    119.52



                             STOCKHOLDER PROPOSALS


     Any proposals that stockholders of the Company desire to have presented at the 2003 annual meeting of stockholders must be received by the Company at its principal executive offices not later than December 5, 2002.

                              INDEPENDENT AUDITORS


     Ernst & Young LLP acted as the Company's independent auditors for 2001. Fees for the fiscal year 2001 annual audit were $325,000 and all other fees were $63,000, including audit related services of $48,000 and non-audit services of $15,000. Audit related services generally include fees for business acquisitions and/or dispositions, accounting consultations, SEC filings, and audit of the Company's employee benefit plan.

     One or more representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will respond to appropriate questions from stockholders. The Audit Committee has not yet appointed the independent auditors for 2002.

Dallas, Texas                     By Order of the Board of Directors,
April 4, 2002



                                  /s/ H. Lynn Moore, Jr.
                                  ----------------------------------------------
                                  H. Lynn Moore, Jr.
                                  Vice President, General Counsel, and Secretary

[TYLER TECHNOLOGIES, INC. LOGO]
5949 SHERRY LANE
SUITE 1400
DALLAS, TX 75225


VOTE INTERNET-WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tyler Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                            YOUR VOTE IS IMPORTANT!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET.

Please sign this proxy and return it promptly, whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        TYLER 1     KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                              DETACH AND RETURN THIS PORTION ONLY
                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


-------------------------------------------------------------------------------

                                                                          ---
TYLER TECHNOLOGIES, INC.                                                     |
                                                                             |
THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATIONS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

1. Election of Directors

   NOMINEES: 01) John S. Marr, Jr., 02) Ben T. Morris, 03) G. Stuart Reeves,
   04) Michael D. Richards, 05) Glenn A. Smith, 06) John D. Woolf,
   07) John M. Yeaman

        FOR WITHHOLD FOR ALL
        ALL    ALL   EXCEPT

        [ ]    [ ]     [ ]

   To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


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2. Amendment to the Tyler Option Plan increasing the number of shares authorized for issuance under the Tyler Option Plan from 5,500,000 to 6,500,000.

         FOR    AGAINST    ABSTAIN

         [ ]      [ ]        [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.       [ ]

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

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                                      |    |  |                          |     |
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Signature [PLEASE SIGN WITHIN BOX]     Date    Signature (Joint Owners)   Date

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

                                  DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                     PROXY

                            TYLER TECHNOLOGIES, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby (1) acknowledges receipt of the Notice dated April 4, 2002 of the annual meeting of stockholders of Tyler Technologies, Inc. (the Company) to be held at the Park Cities Hilton, 5954 Luther Lane, Dallas, Texas, on Thursday, May 9, 2002, at 10:00 a.m., Dallas time, and the proxy statement in connection therewith, and (2) appoints G. Stuart Reeves and John
M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon, and act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting, or at any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

        The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

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SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
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